Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

XM Satellite Radio Holdings Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-47570, 333-93529, 333-89132, 333-85804, 333-102966, 333-106824 and 333-102964 on Form S-3 and Nos. 333-92049, 333-65022, 333-65020, 333-97611 and 333-106827 on Form S-8 of XM Satellite Radio Holdings Inc. and subsidiaries of our report dated February 5, 2004 except for Note 9(i), which is as of March 3, 2004 with respect to the consolidated balance sheets of XM Satellite Radio Holdings Inc. and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003 and our report dated February 5, 2004 on the related schedule, which appear in the December 31, 2003 annual report on Form 10-K of XM Satellite Radio Holdings Inc. and subsidiaries. Those reports contain an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002.

/s/    KPMG LLP

McLean, VA

March 12, 2004